UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 28, 2025

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City,

Shouguang City, Shandong, China 262700

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(Address of principal executive offices and zip code)

+86 (536) 567 0008

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(Registrant's telephone number including area code)

________________________________________________

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value	GURE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2025 (the “Closing Date”), a wholly owned subsidiary of Gulf Resources, Inc. (the “Registrant” or the “Company”), Shouguang Hengde Salt Industry Co. Ltd ( “SHSI”), closed the transactions contemplated by the Acquisition Agreements (the “Agreements”) dated June 26, 2024 by and between SHSI, and Shouguang Qingshuibo Farm Co., LTD. (“Seller 1”), dated June 27, 2024 by and between SHSI and each of Shouguang city Yangkou Town Dingjia Zhuangzi Village Stock Economic Cooperative (“Seller 2”), Shouguang city Yangkou town Renjia Zhuangzi village stock economic cooperative (“Seller 3”), Shouguang city Yangkou town Shanjia Zhuangzi village stock economic cooperative (“Seller 4”), Shouguang city Yangkou town Zhengjia Zhuangzi village stock economic cooperative (“Seller 5”), respectively, as amended on December 17, 2024. Pursuant to the Agreements, SHSI acquired the crude salt field owned by each seller located in Shandong province, China.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued a total of 2,059,694 shares of the Company’s common stock, par value $0.0005 per share (the “Shares”), at a price of $1.50 per share, to five individuals, who are citizens residing in the People’s Republic of China, designated by each the Seller 1, the Seller 2, the Seller 3, the Seller 4 and the Seller 5. The issuance of the Shares was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: March 5, 2025